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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    April 22, 2005

NAVTEQ Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21323 (Commission File Number)	77-0170321 (I.R.S. Employer Identification Number)
222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 (Address of Principal Executive Offices) (Zip Code)
(312) 894-7000 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Mr. Wilhelmus Groenhuysen, a member of the Board of Directors of NAVTEQ Corporation (the "Company") since September 2003, informed the Company on April 22, 2005 that, contingent upon whether Royal Philips Electronics sells all of its shares in the Company through the secondary offering of common stock, pursuant to which a registration statement has been filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-123628), he intends to resign from the Company's Board of Directors before the end of the Company's third quarter of its current fiscal year. Mr. Groenhuysen is employed by Philips Electronics North American Corporation, an indirect wholly-owned subsidiary of Royal Philips Electronics.

Section 8—Other Events

Item 8.01.    Other Events.

        On April 22, 2005, Tele Atlas N.V. and Tele Atlas North America ("Tele Atlas") filed a complaint against the Company in the United States District Court for the Northern District of California. The complaint alleges that the Company has violated Sections 1 and 2 of the Sherman Act, Section 3 of the Clayton Act, and Sections 16720, 16727 and 17200 of the California Business and Professions Code, and that the Company has intentionally interfered with Tele Atlas's contractual relations and prospective economic advantage with third parties, by allegedly excluding Tele Atlas from the market for digital map data for use in navigation system applications in the United States through exclusionary and predatory practices. More specifically, Tele Atlas's complaint alleges that the Company, through its license under U.S. Patent No. 5,161,886, controls a predominant share of the alleged relevant technology market consisting of methods for displaying portions of a topographic map from an apparent perspective view outside and above a vehicle in the United States, and allegedly has entered into patent licenses and/or other arrangements in a manner that violates the aforesaid laws. Tele Atlas seeks preliminary and permanent injunctive relief, unspecified monetary, exemplary and treble damages, and costs and attorneys' fees of suit. Based on a preliminary review of the complaint, the Company believes that the allegations are without merit. The Company, however, will further evaluate the matter with counsel. The Company intends to take all necessary steps to vigorously defend itself against this action; however, because this matter is in a very early stage, the Company cannot predict its outcome or potential effect, if any, on its business, financial position or results of operations. Even if the Company prevails in this matter, the Company may incur significant costs and experience a diversion of management time and attention in connection with its defense.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION
Date:	April 26, 2005	By:	/s/ LAWRENCE M. KAPLAN Senior Vice President, General Counsel and Corporate Secretary

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  Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
  Item 8.01. Other Events.
SIGNATURES